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                         [COOPERS & LYBRAND LETTERHEAD]


                                                                      EXHIBIT 15


May 15, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re:  Parker Drilling Company
     Registration on Form S-4

We are aware that our report dated April 14, 1998, on our review of the interim financial information of Parker Drilling Company for the period ended February 28, 1998, and included in the Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statement on Form S-4 (File No. 333-49089). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.


                                                  /s/ Coopers & Lybrand L.L.P.